FOR IMMEDIATE RELEASE

CONTACTS:	James G. Rakes, Chairman, President & CEO (540) 951-6236
David K. Skeens, Treasurer (540) 951-6347

NATIONAL BANKSHARES, INC. ANNOUNCES RECORD EARNINGS FOR 2009

BLACKSBURG, VA, FEBRUARY 4, 2010:  National Bankshares, Inc. (NASDAQ Capital Market:  NKSH) announced today that it posted record net income of nearly $14.32 million for the year ended December 31, 2009.  Net income for the year is 5.34% higher than the $13.59 million earned by the Company in 2008.  Basic net income per share increased from $1.96 last year to $2.07 for 2009.  National Bankshares, Inc. ended 2009 with total assets of nearly $982.37 million, an increase of 5.02% over the $935.37 million at December 31, 2008.  Net loans, which were at $583.02 million at the end of 2009, experienced a 2.34% increase compared to net loans at year-end 2008.  The return on average assets for the twelve months ended December 31, 2009 was 1.47%, and the return on average equity for the period was 12.23%.

For the three months ending December 31, 2009, National Bankshares, Inc. had net income of nearly $3.80 million, or basic net income per share of $0.55.  This compares with nearly $3.33 million, or basic net income per share of $0.48, for the same three month period in 2008.

Chairman, President & CEO, James G. Rakes, commented on the year’s financial performance.  “Last year, National Bankshares benefited from the fact that our subsidiary community bank, National Bank, maintained its traditional, conservative approach to banking.  Record earnings in 2009 came largely from higher net interest income, coupled with limited increases in controllable noninterest expense.  We were able to take advantage of the low and stable interest rate environment, and net interest income grew by almost 10.77%, from $31.29 million for 2008 to $34.66 million for 2009.  A portion of the growth in interest income came from meeting the credit needs of borrowers in our market area.  We experienced $14.33 million of growth in the loan portfolio, as our bankers continued to make good loans despite the difficult economy.  At the same time as net interest income was improving, we were keeping careful watch on controllable costs.  As a result, total noninterest expense for the year was only $1.83 million above 2008 levels, despite FDIC Deposit Insurance Fund assessments climbing by $1.52 million from 2008 to 2009.”

Mr. Rakes continued, “Our region of the country has not totally escaped the effects of the recession and the slow economic recovery.  Fortunately, we have not been as seriously impacted as some other areas.  In the last half of 2008, we began to see a rise in the level of total nonperforming assets. Anticipating that this trend would continue and worsen during 2009, we increased the provision for loan losses as the year progressed.  In 2008, the provision for losses was $1.12 million, and in 2009 we set aside over $1.63 million.  By December 31, 2009, the allowance for loan losses had grown to almost $6.93 million from $5.86 million at the end of 2008, and the ratio of the allowance for loan losses to total loans had gone from 1.02% at year-end 2008 to 1.17% at December 31, 2009.  Because of this preparation and because our earnings and capital levels allow us to approach loan workouts in a deliberate fashion, we feel that we can respond appropriately to the increase in total nonperforming assets that is being reported for year-end 2009.  Although having total nonperforming assets at almost $8.88 million at December 31, 2009 is high for our Company, the total remains quite low when compared with peers.  The ratio of nonperforming loans to net loans was at 1.14% at year-end, a reasonable level in today’s difficult economy.”  Mr. Rakes went on to say, “National Bankshares, Inc. is both people focused and value driven.  We can trace our heritage back to the founding of National Bank in 1891.  Despite the current challenges, we are proud to be traditional bankers, and we are committed to the communities we serve.”

National Bankshares, Inc. is a financial holding company that is the parent of National Bank of Blacksburg, which does business as National Bank from 25 offices in Southwest Virginia.  National Bank offers a full range of banking products and services, including Trust services.  The Company has its headquarters in Blacksburg, Virginia.  It also has a financial services subsidiary that does business in the same markets as National Bankshares Investment Services and National Bankshares Insurance Services.  Its stock is traded on the NASDAQ Capital Market under the symbol “NKSH”.  Additional information is available at www.nationalbankshares.com.

  Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)
Assets	December 31, 2009	December 31, 2008
Cash and due from banks	$12,894	$16,316
Interest-bearing deposits	32,730	29,656
Federal funds sold	---	---
Securities available for sale	168,041	147,227
Securities held to maturity	129,376	117,772
Total securities	297,417	264,999
Mortgage loans held for sale	126	348
Loans:
Real estate construction loans	45,625	60,798
Real estate mortgage loans	165,542	162,757
Commercial and industrial loans	283,998	246,218
Consumer loans	95,844	106,907
Total loans	591,009	576,680
Less: unearned income and deferred fees	(1,062)	(1,123)
Loans, net of unearned income and deferred fees	589,947	575,557
Less: allowance for loan losses	(6,926)	(5,858)
Loans, net	583,021	569,699
Bank premises and equipment, net	10,628	11,204
Accrued interest receivable	6,250	5,760
Other real estate owned	2,126	1,984
Intangible assets	12,626	13,719
Other assets	24,549	21,689
Total assets	$982,367	$935,374

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$122,549	$109,630
Interest-bearing demand deposits	310,629	256,416
Savings deposits	51,622	45,329
Time deposits	367,312	406,473
Total deposits	852,112	817,848
Other borrowed funds	---	54
Accrued interest payable	336	655
Other liabilities	7,843	6,709
Total liabilities	860,291	825,266

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,933,474 shares at December 31, 2009 and 6,929,474 shares at December 31, 2008	8,667	8,662
Retained earnings	113,901	105,356
Accumulated comprehensive income	(492)	(3,910)
Total stockholders' equity	122,076	110,108
Total liabilities and stockholders' equity	$982,367	$935,374

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans	$9,408	$9,426	$37,578	$37,108
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	17	23	90	449
Interest on securities - taxable	1,507	1,641	6,273	6,816
Interest on securities - nontaxable	1,650	1,429	6,546	5,738
Total interest income	12,582	12,519	50,487	50,111

Interest Expense
Interest on time deposits	1,054	1,502	5,417	6,004
Interest on other deposits	2,208	2,898	10,405	12,802
Interest on borrowed funds	1	1	3	12
Total interest expense	3,263	4,401	15,825	18,818
Net interest income	9,319	8,118	34,662	31,293
Provision for loan losses	681	604	1,634	1,119
Net interest income after provision for loan losses	8,638	7,514	33,028	30,174

Noninterest Income
Service charges on deposit accounts	808	923	3,314	3,425
Other service charges and fees	80	76	343	326
Credit card fees	743	707	2,803	2,808
Trust income	261	302	1,053	1,231
Bank owned life insurance	202	238	756	684
Other income	230	124	491	438
Realized securities gains (losses), net	(11)	(14)	44	175
Total noninterest income	2,313	2,356	8,804	9,087

Noninterest Expense
Salaries and employee benefits	2,927	2,773	11,336	11,168
Occupancy and furniture and fixtures	448	423	1,792	1,751
Data processing and ATM	355	348	1,371	1,381
FDIC assessment	298	119	1,727	209
Credit card processing	570	535	2,121	2,105
Intangibles and goodwill amortization	271	278	1,093	1,119
Net costs of other real estate owned	293	36	393	100
Franchise taxes	219	204	885	823
Other operating expenses	771	1,013	3,135	3,367
Total noninterest expense	6,152	5,729	23,853	22,023
Income before income tax expense	4,799	4,141	17,979	17,238
Income tax expense	1,004	813	3,660	3,645
Net income	$3,795	$3,328	$14,319	$13,593

Basic net income per share	$0.55	$0.48	$2.07	$1.96
Fully diluted net income per share	$0.55	$0.48	$2.06	$1.96
Weighted average outstanding number of common shares
Basic	6,933,474	6,928,632	6,932,126	6,929,755
Diluted	6,953,970	6,932,755	6,945,530	6,935,950
Dividends declared per share	---	---	$0.84	$0.80
Dividend payout ratio	---	---	40.67	40.78
Book value per share	---	---	$17.61	$15.89

Key Ratios and Other Data
(Unaudited)

	Three Months Ending		Twelve Months Ended
Average Balances	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cash and due from banks	$11,858	$12,194	$11,879	$12,467
Interest-bearing deposits	27,338	18,879	35,841	21,440
Securities available for sale	167,023	148,292	166,592	157,291
Securities held to maturity	130,924	125,525	131,645	124,076
Mortgage loans held for sale	940	371	911	386
Gross loans	587,198	562,464	579,766	539,593
Loans, net	579,633	555,864	572,438	533,190
Intangible assets	12,781	13,878	13,187	14,296
Total assets	969,092	914,111	971,538	899,462
Total deposits	838,866	797,757	846,637	783,774
Other borrowings	44	55	49	297
Stockholders' equity	122,276	109,445	117,086	108,585
Interest-earning assets	909,411	854,414	913,091	841,675
Interest-bearing liabilities	718,632	687,184	731,446	671,463

Financial Ratios
Return on average assets	1.55%	1.45%	1.47%	1.51%
Return on average equity	12.31%	12.10%	12.23%	12.52%
Net interest margin	4.51%	4.20%	4.23%	4.12%
Net interest income - fully taxable equivalent	$10,331	$8,971	$38,595	$34,715
Efficiency ratio	48.61%	50.58%	50.32%	50.28%
Average equity to average assets	12.62%	11.97%	12.05%	12.07%

Allowance for Loan Losses
Beginning balance	$6,453	$5,435	$5,858	$5,219
Provision for losses	681	604	1,634	1,119
Charge-offs	(225)	(202)	(647)	(611)
Recoveries	17	21	81	131
Ending balance	$6,926	$5,858	$6,926	$5,858

Asset Quality Data
(Unaudited)

Nonperforming assets	December 31, 2009	December 31, 2008
Nonaccrual loans	$4,098	$1,333
Restructured loans	2,652	---
Total nonperforming loans	6,750	1,333
Other real estate owned	2,126	1,984
Total nonperforming assets	$8,876	$3,317
Loans 90 days or more past due	$1,697	$1,127

Asset Quality Ratios
Nonperforming loans to loans net of unearned income and deferred fees, plus other real estate owned	1.14%	0.23%
Allowance for loan losses to total loans	1.17%	1.02%
Allowance for loan losses to nonperforming loans	169.01%	439.46%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.29%	0.20%